UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant        ☒

Filed by a Party other than the Registrant        ☐

Check the appropriate box:

☐          Preliminary Proxy Statement

☐          Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐          Definitive Proxy Statement

☒          Definitive Additional Materials

☐          Soliciting Material Pursuant to §240.14a-12

QUICKLOGIC CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐          Fee paid previously with preliminary materials.

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the definitive proxy statement on Schedule 14A filed by Quicklogic Corporation (the “Company”) with the Securities and Exchange Commission on March 15, 2019 in connection with its 2019 Annual Meeting of Stockholders (the “Original Filing”) amends the Original Filing to correct the CEO pay ratio from “4.54 to 1” to “7.87 to 1” as shown in the section entitled “CEO Pay Ratio” on page 42 of the Original Filing.  Accordingly, the first sentence under the section entitled “CEO Pay Ratio” on page 42 of the Original Filing shall read as follows: “For the 2018 fiscal year, the ratio of the annual total compensation of Brian C. Faith, our President and Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 7.87 to 1.”

Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Original Filing. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Original Filing or modify or update disclosures that may have been affected by subsequent events.